Exhibit 99.1

Financial Statements and Report of Registered Certified Public Accountants

UP Stonecreek, Inc. DBA

    Embassy Suites – Phoenix – Scottsdale

December 31, 2004

Accountants and Business Advisors

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholder

UP Stonecreek, Inc.

We have audited the accompanying balance sheet of UP Stonecreek, Inc. DBA Embassy Suites – Phoenix – Scottsdale as of December 31, 2004, and the related statement of operations, shareholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Cincinnati, Ohio January 14, 2005

625 Eden Park Drive

Suite 900

Cincinnati, OH 45202-4181

T	513.762.5000
F	513.241.6125
W	www.grantthornton.com

Grant Thornton LLP

US Member of Grant Thornton International

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

BALANCE SHEET

As of December 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents (including $500,794 in restricted cash reserves at December 31, 2004)	$763,469
Accounts receivable	281,695
Accounts receivable affiliates	43,371
Inventory	36,885
Prepaid expenses	35,074

Total current assets	1,160,494

PROPERTY AND EQUIPMENT:
Land and land improvements	1,716,444
Building	22,120,777
Equipment and furnishings	3,602,246
Equipment under capital lease	553,647

Total property and equipment	27,993,114
Less accumulated depreciation	(1,795,546)

Property and equipment, net	26,197,568
FRANCHISE FEE	2,500

Total assets	$27,360,562

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$366,100
Current portion of capital lease obligation	12,615
Accounts payable	368,193
Accrued expenses	916,841
Advance deposits	108,174

Total current liabilities	1,771,923
Long-term debt	19,495,376

Total liabilities	21,267,299
SHAREHOLDER’S EQUITY
Preferred stock - authorized, 1,000,000 shares of $.01 par value; issued and outstanding, 18 shares and 18 shares, respectively	—
Common stock - authorized, 2,000,000 shares of $.01 par value; issued and outstanding, 82 shares and 82 shares, respectively	1
Paid in capital	7,234,934
Retained earnings	(1,141,672)

Total shareholder’s equity	6,093,263

Total liabilities and shareholder’s equity	$27,360,562

The accompanying notes are an integral part of this statement.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

STATEMENT OF OPERATIONS

For the year ended December 31, 2004

REVENUES:
Rooms department	$7,537,363
Food and beverage department	2,494,267
Other operating departments	381,146

Total revenues	10,412,776
OPERATING EXPENSES:
Rooms department	2,290,451
Food and beverage department	1,967,119
Other operating departments	294,549
Selling, general and administrative expense	3,710,789
Depreciation and amortization	1,374,943

Total operating expenses	9,637,851

NET OPERATING INCOME	774,925
OTHER INCOME (EXPENSE):
Interest expense	(1,419,740)
Interest income	8,389

Total other income (expense)	(1,411,351)

NET LOSS	$(636,426)

The accompanying notes are an integral part of this statement.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix—Scottsdale

STATEMENT OF SHAREHOLDER’S EQUITY

For the year ended December 31, 2004

	Preferred Stock		Common Stock		Paid in Capital	Retained Earnings	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2003	18	0.18	82	1.00	$7,200,179	$(505,246)	$6,694,934
Contributions of capital	—	—	—	—	34,755	—	34,755
Net loss	—	—	—	—	—	(636,426)	(636,426)

Balance as of December 31, 2004	18	0.18	82	1.00	$7,234,934	$(1,141,672)	$6,093,263

The accompanying notes are an integral part of this statement.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

STATEMENT OF CASH FLOWS

For the year ended December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(636,426)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,374,943
Changes in assets and liabilities:
Receivables	(50,794)
Inventory, prepaid expenses, and other assets	50,779
Accounts payable	(91,798)
Accrued expenses	5,796
Advance deposits	35,880

Net cash provided by operating activities	688,380

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	15,852

Net cash provided by investing activities	15,852

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on capital lease obligation	(128,039)
Payments on long-term debt	(341,565)
Shareholder contributions	34,755

Net cash used in financing activities	(434,849)

NET DECREASE IN CASH AND CASH EQUIVALENTS	269,383

CASH AND CASH EQUIVALENTS, beginning of year	494,086

CASH AND CASH EQUIVALENTS, end of year	$763,469

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$1,421,735

The accompanying notes are an integral part of this statement.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Embasssy Suites – Phoenix—Scottsdale (the “Hotel”), is an operating hotel owned by UP Stonecreek, Inc. (the “Company”). The Company was formed in 2002 upon conveyance of the Company’s principal operating property, an Embassy Suites Hotel, to the Company in satisfaction of mezzanine debt, subject to the senior debt in place at that time. At formation, the Company assumed approximately $20.6 million in long-term debt and the Company recast approximately $6.4 million of its outstanding financing on the property as contributed capital in the form of common and preferred equity.

The Company’s hotel is managed and operated by Windsor Capital Group, Inc. (“Windsor”).

1.	Use of Estimates in Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Cash and Cash Equivalents

All liquid investments with an original maturity date of three months or less are considered to be cash equivalents. The Hotel maintains cash balances from time to time which exceed federally insured limits. The Hotel believes it is not exposed to any significant credit risk on cash and cash equivalents in excess of federally insured limits.

3.	Inventory

Inventory is stated at the lower of cost or market and consists primarily of food and beverages. Cost is determined by the first-in, first-out method.

4.	Property and Equipment

Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives as follows: Hotel building – 39 years, and Furniture, Fixtures, and Equipment – 5 years. Depreciation and amortization expense for 2004 was $1,374,943.

Property and equipment are carried at cost. Expenditures, which materially increase values or extend lives are capitalized, while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets are charged against earnings as incurred. The Hotel has assessed the fair value of the property based on current market valuations and has noted no impairment in such assets for the years ending December 31, 2004.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Hotel will conduct a review for impairment whenever events or changes in circumstances indicate the carrying value of the hotel property may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging due to declining local economic conditions and/or new hotel construction in the same hotel market. When such conditions exist, management will perform an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of the property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related property’s estimated fair value is recorded and an impairment loss recognized.

In performing such analysis, the fair value of the hotel property is estimated through a market valuation and an estimate of the proceeds that would be realized through disposition.

If actual conditions differ from the assumptions, the actual results of the asset’s future operations and fair value could be significantly different from the estimated results and value used in the analysis.

Hotel operating equipment consisting primarily of linens, glassware and other utensils held for future use is stated at cost, according to industry practice, and is included in property and equipment on the accompanying balance sheet. The items are not depreciated but are charged to hotel operating expenses when replaced.

5.	Deferred Charges and Other

Deferred charges and other consists of franchise fees. Franchise fees are amortized on a straight-line basis over the life of the agreement.

6.	Income Taxes (Benefits)

The Hotel’s provision for income taxes (benefits) is allocated by the Parent after giving consideration to the consolidated group’s tax position. No provision for taxes or benefits has been made in the accompanying financial statements based on the Hotel’s operating losses.

7.	Accounts Receivable

The Hotel considers its accounts receivable to be largely collectible; although, an allowance for doubtful accounts of $2,688 has been recorded. If amounts that exceed this allowance become uncollectible, they will be charged to operations when that determination is made.

8.	Revenue Recognition

Revenue associated with room rental, food and beverage sales and other hotel revenues are recognized as the related services are delivered.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.	Advertising

Costs related to advertising are expensed as incurred. The Hotel’s advertising expenses for the year ended December 31, 2004 totaled $283,430.

NOTE B - LONG-TERM DEBT

The composition of long-term debt at December 31, 2004 is as follows:

2004
Mortgage note on hotel:
First mortgage with an interest rate at the higher of 7% or the prime rate, payable through 2006	$19,861,476
Less current maturities	(366,100)

$19,495,376

Long-term debt matures as follows:
Due in:
2005	$366,100
2006	19,495,376

Total	$19,861,476

During 2004, the Hotel was granted a two-year loan extension that is scheduled to expire August 31, 2006. The lender requires the Hotel to maintain a real estate tax and property insurance escrow. The tax and insurance escrowed balances totaled $190,476 at December 31, 2004, and is included in the restricted cash totals at that date.

NOTE C - RELATED PARTY TRANSACTIONS

Included in due from affiliates is a net receivable of approximately $43,000 from Windsor for reimbursement of expenses incorrectly allocated to the hotel, less certain expenses paid for by Windsor on behalf of the Hotel.

UP Stonecreek, Inc. DBA

Embassy Suites - Phoenix - Scottsdale

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2004

NOTE D - COMMITMENTS

The Hotel signed an Embassy Suites License Agreement with Promus Hotel Corporation (Promus) that provides for use of the Embassy Suites name, reservation system, operating methods, training, and sales and marketing programs. The hotel pays Promus various fees, some of which are based on sales volume. Fees expensed under this agreement totaled $552,000 for 2004, of which $44,000 remained unpaid at December 31, 2004. The License Agreement expires in 2019.

NOTE E - FUTURE COMMITMENTS

As of December 31, 2004, future minimum annual commitments for noncancelable lease obligations are as follows:

	Operating Lease	Capital Lease
	(in thousands)
2005	$1,714	$12,615

NOTE F - INCOME TAXES BENEFITS

As stated previously, the taxes benefits for the Hotel are allocated and accounted for by the Parent.

At December 31, 2004, the Hotel’s deferred taxes and related valuation allowance consisted of the following (in thousands):

Asset related to net operating loss carryforwards	$507
Asset for allowance for doubtful accounts	1
Long-term liability for book-tax depreciation difference	(279)

Gross deferred tax asset	229
Valuation allowance	(229)

Net deferred tax asset	$—

Similar to the absence of current period tax benefits at the statutory corporate rate, the net deferred tax asset related to the Hotel has been fully reserved at December 31, 2004 due to the doubt raised by the historical operating performance of the Hotel to generate taxable income.

NOTE G - SUBSEQUENT EVENTS

Subsequent to year end the Hotel entered into an agreement to sell its operations for $32,725,000.